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                          REGISTRATION RIGHTS AGREEMENT


                                     BETWEEN


                          EMISPHERE TECHNOLOGIES, INC.


                                       AND


                     ELAN INTERNATIONAL MANAGEMENT, LIMITED



                            DATED AS OF JULY 2, 1999

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         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 2,
1999, between ELAN INTERNATIONAL MANAGEMENT, LIMITED, a company incorporated under the laws of Bermuda ("Elan"), and EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (the "Company"). Some capitalized terms are defined in Section 2 of this Agreement.

         WHEREAS, under the Subscription Agreement between the Company and Elan dated as of the date of this Agreement (the "Subscription Agreement"), Elan may be required to purchase the Shares.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants and conditions contained in this Agreement, the parties agree as follows:

1.       Registration Under Securities Act, etc.

         1.1 Registration on Request; Shelf Registration. The Company shall use its commercially reasonable efforts to ensure that a registration statement covering the Registrable Securities for an offering to be made on a continuous basis under Rule 415 under the Securities Act (the "Shelf Registration") is effective on each Subscription Date (as defined in the Subscription Agreement). The Shelf Registration shall be on Form S-3, if available, or another appropriate form permitting registration of the Registrable Securities. The Company shall use its commercially reasonable efforts to keep the Shelf Registration continuously effective from the date the Shelf Registration is declared effective until the earlier of (i) the time that all of the Registrable Securities shall cease to be Registrable Securities and (ii) the ninth anniversary of the date of this Agreement.

         Subject to Section 10 of this Agreement, the Company shall supplement or amend, if necessary, the Shelf Registration, as required by the Securities Act or the rules and regulations under the Securities Act or as reasonably requested by Elan, and the Company shall furnish to Elan copies of any supplement or amendment prior to its being used and/or filed with the Commission. The Company shall pay all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments to it, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold under the Shelf Registration.

         1.2 Registration Procedures. In connection with the registration statement filed under Section 1.1, the Company will, as expeditiously as possible:

                  (i) subject to Section 10 of this Agreement, prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus used in connection with it as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities
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         covered by the registration statement or as may be reasonably requested by Elan, until all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in the registration statement;

                  (ii) furnish to Elan and the underwriters, if any, the number of conformed copies of the registration statement and of each amendment and supplement to it (in each case including all exhibits) and the number of copies of the prospectus contained in the registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act and any other documents, as Elan may reasonably request;

                  (iii) use its commercially reasonable efforts (x) to register or qualify all Registrable Securities covered by the registration statement under any other securities or blue sky laws where an exemption is not available and as Elan shall reasonably request, (y) to keep the registration or qualification in effect for so long as the registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable Elan to consummate the disposition of the securities, except that the Company shall not be required to qualify generally to do business as a foreign corporation in any jurisdiction where it would not but for the requirements of this subdivision (iii) be obligated to be so qualified, subject itself to taxation in any jurisdiction or consent to general service of process in any jurisdiction;

                  (iv) use its commercially reasonable efforts to cause all Registrable Securities covered by the registration statement to be registered with or approved by any other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to Elan to enable Elan to consummate the disposition of the Registrable Securities;

                  (v) subject to Section 10 of this Agreement, promptly notify Elan and the underwriters, if any, at any time when a prospectus relating to the registration statement is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated in it or necessary to make the statements in it not mis leading, in the light of the circumstances under which they were made, and at the request of Elan promptly prepare and furnish to Elan and the underwriters, if any, a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary so that, as delivered to the purchasers of the securities, the prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the cir cumstances under which they were made;

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                  (vi) otherwise use its commercially reasonable efforts to
         comply with all applicable rules and regulations of the Commission, and make available to Elan, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, and promptly furnish to Elan and the underwriters, if any, a copy of any amendment or supplement to the registration statement or prospectus; and

                  (vii) use its commercially reasonable efforts to list all Registrable Securities covered by the registration statement on the NYSE, the AMEX or another national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by the registration statement are then listed or on NASDAQ if the Registrable Securities are quoted on NASDAQ.

                  (viii) in the event of an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all other appropriate and reasonable actions requested by Elan (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of the Registrable Securities, and in that connection, (x) use commercially reasonable efforts to obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and Elan's counsel), addressed to each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and other matters as may be reasonably requested by counsel and underwriters, (y) use commercially reasonable efforts to obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each of the underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and (z) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 1.4 with respect to all parties to be indemnified under Section 1.4. The above shall be done at each closing under an underwriting or similar agreement, or as and to the extent required under it.

The Company may (i) require Elan to furnish the Company information regarding Elan and the planned distribution of the securities as the Company may from time to time reasonably request in writing and (ii) require Elan to agree to comply with the Securities Act and the Exchange Act in connection with the registration and distribution of the Registrable Securities.

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         Notwithstanding the foregoing, if any registration or comparable statement refers to Elan by name or otherwise as the holder of any securities of the Company and in its sole and exclusive judgment Elan is or might be a controlling person of the Company, Elan shall have the right to require the insertion in the registration statement of language, in form and substance reasonably satisfactory to Elan and the Company, to the effect that the holding by Elan of the securities is not to be construed as a recommendation by Elan of the investment quality of the Company's securities covered by it and that the holding does not imply that Elan will assist in meeting any future financial requirements of the Company.

         Elan agrees by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (v) of this Section 1.2, Elan will discontinue its disposition of Registrable Securities under the registration statement relating to the Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (v) of this
Section 1.2 and, if so directed by the Company, will promptly deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession of the prospectus relating to the Registrable Securities current at the time of receipt of the notice.

         1.3 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under this Agreement, the Company (i) shall give Elan and the underwriters, if any, and counsel and accountants designated by Elan the opportunity to participate in the preparation of the registration statement, the prospectus included in it or filed separately with the Commission, and each amendment of or supplement to it, (ii) shall give each of them reasonable access to its books and records and opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Elan and its counsel or accountants, to exercise their due diligence responsibilities and to conduct a reason able investigation within the meaning of the Securities Act and (iii) shall promptly notify Elan, its counsel and the underwriters, if any, of any stop order issued or threatened by the Commission and promptly take all reasonable actions required to prevent the entry of a stop order or to remove it if entered.

         1.4 Indemnification.

                  (a) Indemnification by the Company. The Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed under Section 1.1, Elan and each other Person who participates as an underwriter in the offering or sale of the securities and each other Person, if any, who controls Elan or any underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, shareholders, employees and affiliates against any losses, claims, damages or liabilities, joint or several, to which Elan or any underwriter or any director, officer, partner, shareholder, employee, affiliate or controlling person may become subject under the Securities Act or otherwise, including, the fees and expenses of legal counsel, insofar as the losses, claims,

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damages or liabilities (or actions or proceedings, whether commenced or threatened, in that respect) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in it, or any amendment or supplement to it, or any omission or alleged omission to state in it a material fact required to be stated in it or necessary to make the statements in it in light of the circumstances in which they were made not misleading, or any violation by the Company of the Securities Act or any rule or regulation under the Securities Act applicable to the Company and the Company will reimburse Elan or any underwriter and each director, officer, partner, shareholder, employee, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to the extent that any loss, claim, damage, liability (or action or proceeding in that respect) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of Elan or any underwriter, as the case may be, specifically stating that it is for use in its preparation. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Elan or any director, officer, employee, affiliate, partner or controlling person and shall survive the transfer of the securities by Elan.

                  (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from Elan, and such of Elan's Affiliates as the Company may reasonably require, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 1.4) the Company, and each director, officer, employee and shareholder of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of the securities and each other Person who controls the Company or any underwriter within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact contained in or any omission or alleged omission to state in it a material fact in any registration statement, any preliminary prospectus, final prospectus or summary prospectus contained in it, or any amendment or supplement to it, if the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in con formity with written information furnished to the Company through an instrument duly executed by or on behalf of the seller specifically stating that it is for use in the preparation of the registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, that the liability of the indemnifying party under this Section 1.4(b) shall be limited to the amount of proceeds received by the indemnifying party in the offering giving rise to liability. The indemnity shall remain in full force and effect, regardless of any investigation

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made by or on behalf of the Company or any director, officer, employee, shareholder or controlling person and shall survive the transfer of the securities by Elan.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 1.4, the indemnified party will, if a claim in that respect is to be made against an indemnifying party, give written notice to the latter of the commencement of the action; provided, that the failure of any indemnified party to give notice as provided in this Section 1.4(c) shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 1.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. In case any action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the action, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense of the action, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense of the action other than reasonable costs of investigation; provided, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to the claim, or there exist defenses available to the indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for the defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of that counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of the claim or litigation or which requires action other than the payment of money by the indemnifying party. Each indemnified party shall furnish information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of the claim and litigation resulting from it.

                  (d) Contribution. If the indemnification provided for in this
Section 1.4 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under subparagraph (a) or (b) of this
Section 1.4 in respect of any loss, claim, damage or liability, or any action in that respect, then, in lieu of the amount paid or payable under subparagraph (a) or (b) of this Section 1.4, the indemnified party and the indemnifying party under subparagraph (a) or (b) of this Section 1.4 shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in the proportion as is appropriate to reflect the relative

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fault of the Company and Elan in connection with the statements or omissions which resulted in the loss, claim, damage or liability, or action in that respect, as well as any other relevant equitable considerations (the relative fault of the Company and Elan to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Elan and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission) or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in the proportion as shall be appropriate to reflect the relative benefits received by the Company and Elan from the offering of the securities covered by the registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepre sentation. The prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of the Registrable Securities held by each of them covered by the registration statement and not joint and no prospective seller shall be liable under this subparagraph (d) for any amount in excess of the proceeds received in the offering giving rise to liability. In addition, no Person shall be obligated to contribute any amounts in payment for any settlement of any action or claim effected without the Person's consent, which consent shall not be unreasonably withheld or delayed.

                  (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 1.4 (with appropriate modifications) shall be given by the Company, Elan and such of Elan's Affiliates as the Company may reasonably require, with respect to any required registration or other qualification of securities under any federal or state law, rule or regulation of any governmental authority other than the Securities Act.

                  (f) Indemnification Payments. The indemnification and contribution required by this Section 1.4 shall be made by prompt periodic payments during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

2.       Definitions.

         As used in this Agreement, unless the context otherwise requires, the following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities or by contract or otherwise.

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         "Agreement" has the meaning set forth in the recitals to this
Agreement.

         "AMEX" means the American Stock Exchange, Inc.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Company" has the meaning set forth in the recitals to this Agreement.

         "Elan" has the meaning set forth in the recitals to this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission under it, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act, shall include a reference to the comparable section, if any, of any successor federal statute.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NASDAQ" means the Nasdaq National Stock Market, Inc.

         "NYSE" means The New York Stock Exchange, Inc.

         "Person" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency, department or political subdivision of it) or other entity of any kind.

         "Registrable Securities" means (i) the Shares and (ii) any Related Registrable Securities. As to any particular Registrable Securities, the securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of the securities shall have become effective under the Securities Act and the securities shall have been disposed of in accordance with the registration statement, (b) they and all other Registrable Securities owned by a holder may be distributed to the public by virtue of Rule 144(k) (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not, in the opinion of counsel to Elan (or in the opinion of counsel to the Company, which opinion is reasonably satisfactory to Elan), require registration of them under the Securities Act, or
(d) they shall have ceased to be outstanding.

         "Registration Expenses" means all costs, fees and expenses incident to the Company's performance of or compliance with Section 1, including all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger

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and delivery expenses and the fees and disbursements of counsel for the Company and of its independent public accountants, but excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer.

         "Related Registrable Securities" means any securities of the Company issued or issuable with respect to the Shares by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission under it, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any successor federal statute.

         "Shares" means the shares of Common Stock which are issuable upon exercise of the Subscription Right (as defined in the Subscription Agreement).

         "Shelf Registration" has the meaning set forth in Section 1.1 of this Agreement.

         "Subscription Agreement" has the meaning set forth in the recitals to this Agreement.

3. Rule 144 and Rule 144A.

         The Company shall take all actions reasonably necessary to enable Elan to sell the securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as the rule may be amended from time to time, (b) Rule 144A under the Securities Act, as the rule may be amended from time to time, or (c) any similar rules or regulations adopted by the Commission, including filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of Elan, the Company will deliver to the holder a written statement as to whether it has complied with these requirements.

4.       Amendments and Waivers.

         This Agreement may be amended with the written consent of each party to this Agreement and the Company may take any action prohibited by this Agreement, or omit to perform any act required to be performed by it, only if the Company shall have obtained the written consent of Elan.

5.       Nominees for Beneficial Owners.

         In the event that any Registrable Securities are held by a nominee for the beneficial owner of the Registerable Securities, the beneficial owner may, at its election in writing delivered to the Company, be treated as the holder of the

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Registrable Securities for purposes of any request, consent, waiver or other action by any holder or holders of Registrable Securities under this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of the owner's beneficial ownership of the Registrable Securities.

6.       Notices.

         Any notices or other communications required or permitted under this Agreement shall be sufficiently given if delivered personally, sent by nationally recognized overnight delivery service or facsimile (receipt confirmed) or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company:
                           Emisphere Technologies, Inc.
                           765 Old Saw Mill River Road
                           Tarrytown, New York 10591
                           Telephone: (914) 347-2220
                           Telecopy:   (914) 327-2498
                           Attention: Michael M. Goldberg

                  with a copy to:
                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019
                           Telephone: (212) 373-3000
                           Telecopy:  (212) 757-3990
                           Attention: John P. McEnroe, Esq.

                  and to:
                           H. Warren Browne, Esq.
                           25 Five Ponds Drive
                           Waccabuc, New York  10597
                           Telephone:  (914) 763-5199
                           Facsimile:   (914) 763-6321

                  If to Elan:
                           Elan International Management, Limited
                           102 St. James Court
                           Flatts, Smith's Parish
                           Bermuda FL04
                           Telephone: (441) 292-9169
                           Telecopy: (441) 292-2224
                           Attention: Chief Financial Officer

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                  with a copy to:
                           Cahill, Gordon & Reindel
                           Eighty Pine Street
                           New York, New York 10005-5420
                           Telephone: (212) 701-3000
                           Telecopy:   (212) 269-5420
                           Attention: William M. Hartnett, Esq.

         All notices shall be deemed to have been received (x) on the date delivered, if delivered by facsimile or personally or (y) on the day after the notice is delivered into the possession and control of a nationally recognized overnight delivery service, duly marked for delivery to the receiving party. A party may change the address to which notice or other communication under this Agreement is to be delivered by giving the other party notice in the manner set forth in this Section 6. If any notice, filing, delivery or payment shall be required by the terms of this Agreement to be made on a day that is not a Business Day, the notice, filing, delivery or payment shall be made on the immediately succeeding Business Day.

7.       Assignment.

         This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties to this Agreement and, with respect to the Company, its respective successors and assigns and, with respect to Elan, any holder of any Registrable Securities.

8.       Holdback Agreements.

         Notwithstanding anything in this Agreement to the contrary if (i) the Company shall determine in good faith that it would be significantly disadvantageous to the Company and its stockholders for the Shelf Registration to be amended or supplemented and (ii) the need for an amendment or supplement is not caused by a proposed public offering of any securities of the Company by any of its security holders (other than an offering made under a registration on Form S-8), the Company may defer amending or supplementing the Shelf Registration for not more than 60 days and, upon appropriate notice to Elan, Elan shall be required to discontinue disposition of any Registrable Securities covered by the Shelf Registration during the period.

9.       No Inconsistent Agreements.

         The Company will not enter into any agreement with respect to its securities which is inconsistent with the rights granted to Elan in this Agreement.

10.      Severability.

         Each provision of this Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic

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purpose of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

11.      Entire Agreement.

         This Agreement together with the Subscription Agreement constitute the entire agreement between the Company and Elan with respect to the transactions contemplated by those documents.

12.      Section and Other Headings.

         The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

13.      Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED BY THEM.

14.      Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all counterparts shall together constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers each of whom is duly authorized as of the date first above written.

                        EMISPHERE TECHNOLOGIES, INC.

                        By: /s/ Charles Abdalian
                            --------------------
                            Name:  Charles Abdalian
                            Title: Chief Financial Officer


                        ELAN INTERNATIONAL SERVICES, LIMITED

                        By: /s/ Kevin Insley
                            ----------------
                            Name:  Kevin Insley
                            Title: President

                         [REGISTRATION RIGHTS AGREEMENT]

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